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                STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                      EXHIBIT 11




                                                          Three Months Ended
                                                             September 30,
                                                          -------------------
                                                           1997         1996
                                                          ------       ------
PRIMARY

Net income                                           $    98,300  $   517,200
                                                     -----------  -----------
                                                     -----------  -----------

Weighted average number of common shares outstanding  14,032,818   14,164,550

Add - common equipvalent shares:

    Shares issuable upon exercise of options to
       purchase common stock                                   -        2,365
                                                     -----------  -----------
    Weighted average number of common shares
       used in computation of primary earnings per
       common share                                   14,032,818   14,166,915
                                                     -----------  -----------
                                                     -----------  -----------

Primary earnings per common share                    $       .01  $       .04
                                                     -----------  -----------
                                                     -----------  -----------

FULLY DILUTED

Net income                                           $    98,300  $   517,200
                                                     -----------  -----------
                                                     -----------  -----------

Weighted average number of common shares outstanding  14,032,818   14,164,550

Add - common equivalent shares:

    Shares issuable upon exercise of options to
       purchase common stock                                   -        2,365(1)
                                                     -----------  -----------
    Weighted average number of common shares used in
       computation of fully diluted earnings per
       common share                                   14,032,818   14,166,915(1)
                                                     -----------  -----------
                                                     -----------  -----------

Fully diluted earnings per common share              $       .01  $       .04(1)
                                                     -----------  -----------
                                                     -----------  -----------




(1) The results of the fully diluted earnings per share computation is anti-dilutive.




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